UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 28, 2024

______________________

ZOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

100 Phoenix Drive, Suite 125, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 369-2555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of the shareholders of Zomedica Corp. (“Zomedica” or the “Company”) was held on February 28, 2024 (the “Special Meeting”). At the Special Meeting, the shareholders voted on the following proposal:

•

Approve an amendment to the Company's Articles of Incorporation (“Articles”) to effect a share consolidation (reverse split) of our issued and outstanding Common Shares at a ratio of 80-for-1, the implementation and timing of which shall be subject to the discretion of our Board of Directors (the “Share Consolidation Proposal”).

The final votes cast on the Share Consolidation Proposal were as follows:

For:	136,067,529	39.44%
Against:	206,789,223	59.95%
Abstain:	2,109,080	0.61%
Total:	344,965,832	100%

The Share Consolidation Proposal required approval by at least two-thirds of the votes cast by persons present in person or by proxy at the Special Meeting. As such, the Share Consolidation proposal was not approved.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zomedica Corp.

By:	/s/ Karen DeHaan-Fullerton
Karen DeHaan-Fullerton
General Counsel

Date: February 29, 2024

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